Exhibit 10.1

SUBSCRIPTION AGREEMENT

Silver Spike Acquisition Corp.

660 Madison Ave, Suite 1600

New York, NY 10065

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Silver Spike Acquisition Corp., a Cayman Islands exempted company (including any successor thereto pursuant to the terms of the Transaction Agreement, “Silver Spike”), and WM Holding Company LLC, a Delaware limited liability company (“WM”), pursuant to the Agreement and Plan of Merger (the “Transaction Agreement”) to be entered into among Silver Spike, WM and Silver Spike Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Silver Spike, Silver Spike is seeking commitments from interested investors to purchase Class A ordinary shares, par value $0.0001 per share of Silver Spike or shares of common stock of Silver Spike into which such Class A ordinary shares are converted in connection with the domestication of Silver Spike to Delaware (the “Shares”), for a purchase price of $10.00 per share. The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, Silver Spike is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together the Investor, the “Investors”), pursuant to which such Investors have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for herein, an aggregate amount of not less than 32,500,000 Shares, at a price of $10.00 per Share.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and Silver Spike agree as follows:

1.                   Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Silver Spike such number of Shares as is set forth on the signature page of this Subscription Agreement on the terms and conditions provided for herein. Notwithstanding the foregoing or anything to the contrary in Section 9 below, in the event that the Transaction Agreement is validly terminated in accordance with its terms, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Silver Spike in connection herewith shall immediately be returned to the Investor.

2.                   Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to the consummation of, the Transaction (it being understood that such sale of the Shares shall occur immediately after the domestication of Silver Spike to Delaware). Upon delivery of written notice from (or on behalf of) Silver Spike to the Investor (the “Closing Notice”), that Silver Spike reasonably expects the closing of the Transaction to occur on a specified date that is not less than four (4) business days after the date on which the Closing Notice is delivered to the Investor (the “Closing Date”), the Investor shall deliver to Silver Spike, not less than two (2) business days prior to the Closing Date, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Silver Spike in the Closing Notice, to be held in escrow until the Closing. On the Closing Date, Silver Spike shall (i) issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on Silver Spike’s share register at Continental Stock Transfer & Trust Company, Silver Spike’s transfer agent, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), at which point the Subscription Amount shall be released from escrow automatically and without further action by Silver Spike or the Investor and (ii) on such Closing Date or as soon as reasonably practicable thereafter, deliver customary evidence to Investor of a record of Silver Spike’s transfer agent showing Investor (or such nominee or custodian) as the owner of the Shares on and as of the Closing Date specified in the Closing Notice. In the event that the consummation of the Transaction does not occur within five (5) business days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Silver Spike and the Investor, Silver Spike shall promptly (but in no event later than six (6) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Investor to Silver Spike by wire transfer in immediately available funds to the account specified by Investor, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 3 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 9 herein, Investor shall remain obligated (A) to redeliver funds to Silver Spike in escrow following Silver Spike’s delivery to Investor of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3.                   Closing Conditions.

a.                    The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)                  no applicable governmental authority shall have enacted, issued, promulgated or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)                all conditions precedent to the closing of the Transaction in Article 10 of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction) shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived, and the Transaction will be consummated on the Closing Date substantially concurrently with the closing of the purchase and sale of the Shares.

b.                   The obligation of Silver Spike to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by Silver Spike of the additional conditions that:

(i)                  all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date, or as of such earlier date, as applicable; and

(ii)                the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c.                    The obligation of the Investor to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that:

(i)                  all representations and warranties of Silver Spike contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Silver Spike of each of the representations, warranties, covenants and agreements of Silver Spike contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable;

(ii)                Silver Spike shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)              no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement, without the prior written consent of Investor.

4.                   Further Assurances. At the Closing, Silver Spike and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.                   Silver Spike Representations and Warranties. Silver Spike represents and warrants to the Investor that:

a.                    Silver Spike has been duly organized as an exempted company with limited liability and is in good standing with the Registrar of Companies under the laws of the Cayman Islands and, at the time of the Closing, shall be duly organized as a Delaware corporation and be in good standing under the laws of the state of Delaware, in each case with organizational power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.                   As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Silver Spike’s certificate of incorporation or bylaws (as in effect as of the Closing).

c.                    This Subscription Agreement has been duly authorized, executed and delivered by Silver Spike and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Silver Spike in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.                   The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Silver Spike with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Silver Spike or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Silver Spike or any of its subsidiaries is a party or by which Silver Spike or any of its subsidiaries is bound or to which any of the property or assets of Silver Spike is subject that would reasonably be expected to have a material adverse effect on the legal authority of Silver Spike to enter into and perform its obligations under this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Silver Spike; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Silver Spike or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Silver Spike to comply in all material respects with this Subscription Agreement.

e.                    Silver Spike is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 7 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (iv) those required by Nasdaq, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, and (vi) those the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect.

f.                    As of their respective dates, all reports required to be filed by Silver Spike with the SEC (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Silver Spike makes no such representation or warranty with respect to the registration statement on Form S-4 to be filed by WM with respect to the Transactions or any other information relating to WM or any of its affiliates included in any SEC Report or filed as an exhibit thereto. The financial statements of Silver Spike included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Silver Spike as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to each Investor via the SEC’s EDGAR system. Silver Spike has timely filed each report, statement, schedule, prospectus, and registration statement that Silver Spike was required to file with the SEC since its initial registration of the ordinary shares with the SEC. To the knowledge of Silver Spike, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

g.                   As of the date hereof, the share capital of Silver Spike consists of 200,000,000 authorized and 1,259,819 issued and outstanding (excluding 23,668,455 shares subject to possible redemption) Class A ordinary shares, par value $0.0001 per share, 20,000,000 authorized and 6,250,000 issued and outstanding Class B ordinary shares, par value $0.0001 per share, and 1,000,000 authorized and no issued and outstanding undesignated preferred shares, par value $0.0001 per share. All (i) issued and outstanding Class A ordinary shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) all outstanding warrants of Silver Spike have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements or (ii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Silver Spike any Class A ordinary shares, Class B ordinary shares or other equity interests in Silver Spike (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, Silver Spike has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Silver Spike is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement.

h.                   Except for such matters as have not had and would not be reasonably likely to have a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Silver Spike, threatened in writing against Silver Spike or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Silver Spike.

i.                     Assuming the accuracy of Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Silver Spike to Investor.

j.                     Neither Silver Spike nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

k.                   The Other Subscription Agreements reflect (i) the same price per Share and (ii) other terms with respect to the purchase of the Shares that are no more favorable in any material respect to such Other Investor thereunder than the terms of this Subscription Agreement and they shall not be amended after the date hereof to provide for a different price per Share or other terms with respect to the purchase of the Shares that are more favorable in any material respect to such Other Investor thereunder than the terms of this Subscription Agreement, unless such more favorable terms are also offered to the Investor.

l.                     Silver Spike is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

m.                 The issued and outstanding ordinary shares of Silver Spike are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “SSPK.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Silver Spike, threatened against Silver Spike by Nasdaq or the SEC with respect to any intention by such entity to deregister the ordinary shares or prohibit or terminate the listing of the ordinary shares on Nasdaq. Silver Spike has taken no action that is designed to terminate the registration of the ordinary shares under the Exchange Act. Upon consummation of the Transaction, the issued and outstanding ordinary shares (or shares of common stock of Silver Spike into which such ordinary shares are converted in connection with the domestication of Silver Spike to Delaware) will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

6.                   Investor Representations and Warranties. The Investor represents and warrants to Silver Spike that:

a.                    The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.                   The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Silver Spike or a subsidiary thereof, (ii)in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry positions representing the Shares shall contain a restrictive legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 under the Securities Act); as a result the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 under the Securities Act. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c.                    The Investor understands and agrees that the Investor is purchasing the Shares from Silver Spike. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by Silver Spike, WM or any of their respective officers or directors, expressly or by implication, other than, in the case of Silver Spike, those representations, warranties, covenants and agreements included in the Subscription Agreement.

d.                   The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to WM, Silver Spike, the Transaction and the business of WM. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review Silver Spike’s filings with the SEC. The Investor also acknowledges and agrees that the Investor has received information related to certain “disqualifying events” under Section 506(d) of the Securities Act. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

e.                    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Silver Spike, WM or a representative of Silver Spike or WM or by means of contact from Stifel, Nicolaus & Company, Piper Sandler & Co. or any of their affiliates (the “Placement Agents”), and the Shares were offered to the Investor solely by direct contact between the Investor and Silver Spike, WM or a representative of Silver Spike or WM or by contact between the Investor and the Placement Agents. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares were not offered to the Investor by any form of advertising or general solicitation. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, WM, Silver Spike, the Placement Agents or their respective affiliates or any of its or their control persons, officers, directors, employees or representatives), other than the representations and warranties of Silver Spike contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Silver Spike. The Investor further acknowledges that the Placement Agents have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to Silver Spike, WM, this offering or the Transaction.

f.                    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Silver Spike’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

g.                   Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Silver Spike. The Investor acknowledges specifically that a possibility of total loss exists.

h.                   The Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their affiliates or any of their control persons, officers, directors, employees or representatives concerning WM, Silver Spike, the Transaction, the Transaction Agreement, the Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

i.                     The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

j.                     The Investor, if not a natural person, has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k.                   In the case of an Investor that is not a natural person, the execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, and, if the Investor is not an individual, will not violate any provisions of the Investor’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

l.                     The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

m.                 No disclosure or offering document has been provided to the Investor by the Placement Agents in connection with the offer and sale of the Shares.

n.                   The Investor acknowledges that the Placement Agents and each of their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to Silver Spike or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Silver Spike.

o.                   In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary and the Investor has exercised independent judgment in evaluating its participation in the purchase of the Shares.

p.                   The Investor at the Closing will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares when required pursuant to this Subscription Agreement.

q.                   The Investor represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

r.                    If the Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Investor represents and warrants that neither Silver Spike, nor any of its respective affiliates (the “Investor Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Investor Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

s.                    Except (i) as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Investor with the SEC with respect to the beneficial ownership of Silver Spike’s Shares prior to the date hereof and (ii) with respect to any affiliates of the Investor, the Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Silver Spike (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

t.                     The Investor will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in Silver Spike as a result of the purchase and sale of Shares hereunder.

u.                   The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Silver Spike.

7.                   Registration Rights.

a.                    In the event that the Shares are not registered for resale by the Investor in connection with the consummation of the Transaction, Silver Spike agrees that, as soon as reasonably practicable (but in any case no later than fifteen (15) business days after the consummation of the Transaction), it will file with the SEC (at its sole cost and expense) a registration statement registering such resale (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the SEC notifies Silver Spike that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th business day after the date Silver Spike is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Silver Spike agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the fifth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or amount of such securities that may be sold, and Silver Spike shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. The Investor agrees to disclose its ownership to Silver Spike upon reasonable request to assist it in making the determination described above. The Investor agrees that Silver Spike may suspend the use of any such Registration Statement (a “Suspension Event”) if it determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, however, that Silver Spike may not suspend the use of any Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, in any 12-month period. Upon receipt of any written notice from Silver Spike of (which notice shall not contain any material non-public information regarding Silver Spike and which notice shall not be subject to any duty of confidentiality) the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will promptly discontinue offers and sales of the Shares under the Registration Statement until such Investor receives copies of a supplemental or amended prospectus (which Silver Spike agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Silver Spike that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. Silver Spike’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Silver Spike such information regarding the Investor, the securities of Silver Spike held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by Silver Spike to effect the registration of such Shares, and shall execute such documents in connection with such registration as Silver Spike may reasonably request that are customary of a selling stockholder in similar situations subject to the limitations set forth in Section 7(b) (provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares). For so long as the Investor holds Shares, Silver Spike will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell Shares pursuant to the Registration Statement, qualify the Subscribed Shares for listing on the applicable stock exchange on which Silver Spike’s common stock are then listed and update or amend the Registration Statement as necessary to include Shares. In addition, for as long as the Investor holds Shares, Silver Spike will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to Rule 144.

b.                   Silver Spike shall indemnify and hold harmless Investor (to the extent a seller under the Registration Statement), the officers, directors, agents and employees of Investor, each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Investor furnished in writing to Silver Spike by Investor expressly for use therein or that Investor has omitted a material fact from such information. Silver Spike shall notify Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Silver Spike is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Investor. Notwithstanding the forgoing, Silver Spike’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Silver Spike (which consent shall not be unreasonably withheld or delayed).

c.                    Investor shall, severally and not jointly with any Other Investors in the offering contemplated by this Subscription Agreement, indemnify and hold harmless Silver Spike, its directors, officers, agents and employees, each person who controls Silver Spike (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Investor furnished in writing to Silver Spike by Investor expressly for use therein. In no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld or delayed).

d.                   Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

e.                    The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

f.                    If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.                   Additional Investor Agreement. The Investor hereby agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Silver Spike prior to the Closing. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

9.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement with the written consent of WM, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to July 8, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. Silver Spike shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of the Transaction Agreement.

10.                Trust Account Waiver. The Investor acknowledges that Silver Spike is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Silver Spike and one or more businesses or assets. The Investor further acknowledges that, as described in Silver Spike’s prospectus relating to its initial public offering dated August 7, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of Silver Spike’s assets consist of the cash proceeds of Silver Spike’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Silver Spike, its public shareholders and the underwriter of Silver Spike’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Silver Spike to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Silver Spike entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. For the avoidance of doubt, nothing in this Section 10 shall be deemed to limit any Investor’s right to distributions from the Trust Account in accordance with Silver Spike’s certificate of incorporation in respect of any redemptions by Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement.

11.                Miscellaneous.

a.                    Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, and the rights set forth in Section 7) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Silver Spike hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Silver Spike may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction). Notwithstanding the foregoing, Investor may assign its rights and obligations under this Subscription Agreement with respect to some or all of the Shares subscribed for to one or more of its affiliates or, with Silver Spike’s and WM’s prior written consent, to another person; provided that in the case of any such assignment, the assignee(s) shall become Investor hereunder and have the rights and obligations and be deemed to make the representations and warranties of Investor provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Investor of its obligations hereunder if any such assignee fails to perform such obligations.

b.                   Silver Spike may request from the Investor such additional information as Silver Spike may reasonably deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. Silver Spike shall not publicly disclose the name of Investor or any affiliate or investment adviser of Investor, or include the name of Investor or any affiliate or investment adviser of Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by email) of Investor, except to the extent such disclosure is required by any laws, rules or regulations, at the request of the staff of the SEC or any regulatory agency or under the rules and regulations of Nasdaq, in which case Silver Spike shall provide Investor with prior written notice (including by e-mail) of such required disclosure, and shall reasonably consult with Investor regarding such disclosure.

c.                    The Investor acknowledges that Silver Spike, WM, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, and WM is a third-party beneficiary thereto. Prior to the Closing, the Investor agrees to promptly notify Silver Spike and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Silver Spike and the Placement Agents if they are no longer accurate in all respects). The Investor further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the Investor contained in Section 6 of this Subscription Agreement. Silver Spike acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Silver Spike agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Silver Spike shall notify the Investor if they are no longer accurate in all respects).

d.                   The Investor, WM, Silver Spike and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e.                    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.                    This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto with the written consent of WM (such consent not to be unreasonably withheld). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 6, Section 11(c), Section 11(d), this Section 11(f) and Section 12 may not be modified, waived or terminated in a manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents.

g.                   This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) and Section 7 with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h.                   Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.                     If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

j.                     This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.                   The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l.                     Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)       if to Investor, to such address(es) or email address(es) set forth herein;

(ii)      if to Silver Spike, to:

Silver Spike Acquisition Corp.

660 Madison Ave Suite 1600

New York, NY 10065

Attention:	Scott Gordon
E-mail:	notices@silverspikecap.com

with a required copy to (which copy shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Ave

New York, NY 10017

Attention:	Derek Dostal
Lee Hochbaum
Email:	derek.dostal@davispolk.com
lee.hochbaum@davispolk.com

m.                 The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n.                THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING

SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12.                Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties of Silver Spike expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Silver Spike. The Investor agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor), (ii) the Placement Agents, their affiliates or any of its or their control persons, officers, directors or employees, or (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto (or a successor party hereto) shall be liable to the Investor, pursuant to this Subscription Agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________________, 2020

Investor’s EIN (if applicable):

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Silver Spike in the Closing Notice.

IN WITNESS WHEREOF, Silver Spike Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

Silver Spike Acquisition Corp.

By:
Name:
Title:

Date:                          , 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

Under Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, SEC- or state-registered investment adviser, exempt reporting adviser, insurance company, registered investment company, business development company, small business investment company, or rural business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, partnership or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director or executive officer of Silver Spike;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐  Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the Company, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐  Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the Company is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Company, and (iii) whose prospective investment in the Company is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

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and constitutes a part of the Subscription Agreement.